Exhibit 99.1

Solar Senior Capital Ltd. Announces Quarter Ended March 31, 2014 Financial Results; Declares Monthly Distribution of $0.1175 per Share for May 2014

NEW YORK--(BUSINESS WIRE)--May 5, 2014--Solar Senior Capital Ltd. (NASDAQ:SUNS) today reported earnings of $4.0 million, or $0.35 per share for the quarter ended March 31, 2014. Net investment income was $3.9 million, or $0.33 per share, for the first quarter. At March 31, 2014, net asset value (NAV) per share was $18.04.

Solar Senior Capital Ltd. (the “Company”) also announced that its Board of Directors has declared a monthly distribution of $0.1175 per share for May 2014, which will be payable on May 30, 2014 to stockholders of record on May 22, 2014. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:
At March 31, 2014:
Investment portfolio: $274.9 million
Number of portfolio companies: 37
Net assets: $208.0 million
Net asset value per share: $18.04

Operating Results for the Quarter Ended March 31, 2014
Net investment income: $3.9 million
Net realized and unrealized gains: $0.1 million
Net increase in net assets from operations: $4.0 million
Net investment income per share: $0.33

“We believe that our cash-pay, predominantly floating-rate and senior-secured loan portfolio should continue to perform well in a rising rate environment. Our strategic investment in Gemino Senior Secured Healthcare Finance has been accretive to our earnings and diversified our origination platform,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. “We’re pleased with our originations for the quarter, which were consistent with our historical average pace.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Tuesday, May 6, 2014. All interested parties may participate in the conference call by dialing (866) 271-5140 approximately 5-10 minutes prior to the call, international callers should dial (617) 213-8893. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 72947834 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital website. Additionally, a replay dial-in will be available until May 20, 2014 and can be accessed by dialing (888) 286-8010 and using the passcode 85709525. International callers should dial (617) 801-6888.

Portfolio and Investment Activity

During the three months ended March 31, 2014, we invested $49.7 million across nine portfolio companies. Investments sold or prepaid during the three months ended March 31, 2014 totaled $43.5 million.

At March 31, 2014, the portfolio consisted of 37 portfolio companies and was invested 86% in senior secured loans, 12% in Gemino, whose portfolio is 100% comprised of senior secured loans, and less than 2% in unsecured notes, measured at fair value. At the end of this same period, the fair value weighted average yield on the income-producing portfolio of investments was 7.7%. Based on fair value, the income-producing investment portfolio at March 31, 2014 consisted of $254.5 million of floating rate investments (93%) and $19.0 million of fixed rate investments (7%). Our total investment in Gemino is included as 100% floating rate.

Gemino’s $103.3 million of funded senior secured loans is across 33 issuers with an average balance outstanding of $3.1 million. All of the $174.8 million of commitments from Gemino are floating-rate, senior-secured loans. During the quarter ended March 31, 2014, Gemino committed $16.0 million across three issuers. During that time frame, $11.0 million of commitments were extinguished.

Since the initial public offering of Solar Senior Capital Ltd. on February 24, 2011 and through March 31, 2014, invested capital totaled approximately $660 million in 64 portfolio companies. Over the same period, Solar Senior Capital Ltd. completed transactions with more than 40 different financial sponsors.

Results of Operations for the Three Months Ended March 31, 2014 compared to the Three Months Ended March 31, 2013.

Investment Income

For the three months ended March 31, 2014 and 2013, gross investment income totaled $5.7 million and $4.5 million, respectively. The increase in gross investment income year over year was primarily due to portfolio yield improvement and net portfolio growth.

Expenses

Expenses totaled $1.9 million and $1.3 million, respectively for the three months ended March 31, 2014 and 2013. The increase in total expenses for the three months ended March 31, 2014 as compared to the year ago period primarily resulted from the comparatively larger portfolio.

Net Investment Income

The Company’s net investment income totaled $3.9 million and $3.1 million, or $0.33 and $0.28 per average share, for the three months ended March 31, 2014 and 2013, respectively.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the three months ended March 31, 2014 and 2013 totaled $0.1 million and ($0.2) million, respectively.

Net Increase in Net Assets Resulting From Operations

For the three months ended March 31, 2014 and 2013, the Company had a net increase in net assets resulting from operations of $4.0 million and $2.9 million, respectively. For the three months ended March 31, 2014 and 2013, earnings per average share were $0.35 and $0.26, respectively.

Liquidity and Capital Resources

At March 31, 2014, the Company had $56.6 million in borrowings outstanding on its revolving credit facility and $143.4 million of unused capacity, subject to borrowing base limits.

Financial Statements and Tables

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2014 (unaudited)	December 31, 2013
Assets
Investments, at fair value:
Companies less than 5% owned (cost: $234,318 and $227,868, respectively)	$236,640	$228,943
Companies 5% to 25% owned (cost: $4,034 and $4,409, respectively)	4,034	4,409
Companies more than 25% owned (cost: $32,839 and $32,839, respectively)	34,200	34,500

Total investments (cost: $271,191 and $265,116, respectively)	274,874	267,852
Cash	7,742	2,774
Receivable for investments sold	88	—
Interest and dividends receivable	1,806	1,734
Prepaid expenses and other assets	394	201

Total assets	$284,904	$272,561

Liabilities
Credit facility payable	$56,600	$61,400
Distributions payable	1,296	1,355
Payable for investments purchased	17,234	—
Management fee payable	687	703
Performance-based incentive fees payable	213	33
Interest payable	177	139
Administrative services expense payable	304	630
Other liabilities and accrued expenses	380	284

Total liabilities	$76,891	$64,544

Commitments and contingencies

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares
authorized, respectively, and 11,533,315 and 11,529,303 issued and outstanding, respectively	$115	$115
Paid-in capital in excess of par	212,736	212,663
Distributions in excess of net investment income	(2,962)	(2,750)
Accumulated net realized loss	(5,559)	(4,747)
Net unrealized appreciation	3,683	2,736

Total net assets	$208,013	$208,017

Net Asset Value Per Share	$18.04	$18.04

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	March 31, 2014	March 31, 2013
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$4,862	$4,461
Companies 5% to 25% owned	57	—
Companies more than 25% owned	247	—
Dividends:
Companies more than 25% owned	570	—

Total investment income	5,736	4,461

EXPENSES:
Management fees	$687	$570
Performance-based incentive fees	213	80
Interest and other credit facility expenses	437	207
Administrative services expense	242	232
Insurance expense	30	70
Other general and administrative expenses	274	175

Total expenses	1,883	1,334

Net investment income	$3,853	$3,127

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) on investments (companies less than 5% owned)	$(812)	$22
Net change in unrealized gain (loss) on investments	947	(245)

Net realized and unrealized gain (loss) on investments	135	(223)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$3,988	$2,904

EARNINGS PER SHARE	$0.35	$0.26

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Investor Relations
Rick Pivirotto
646-308-8770